As filed with the Securities and Exchange Commission on November 1, 1995 Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            THE CHERRY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                    36-2977756
 (State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                   Identification No.)

                               3600 SUNSET AVENUE
                           WAUKEGAN, ILLINOIS  60087
                   (Address of Principal Executive Offices)


                           1995 STOCK INCENTIVE PLAN
                                      AND
                  1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)


           DAN A. KING                              Telephone number,
    VICE PRESIDENT OF FINANCE                      including area code,
     TREASURER AND SECRETARY                      of agent for service:
        3600 SUNSET AVENUE                            (708) 662-9200
    WAUKEGAN, ILLINOIS  60087
(Name and Address of Agent For Service)

                       CALCULATION OF REGISTRATION FEE

                                          Proposed    Proposed
        Title of                          Maximum     Maximum
       Securities          Amount         Offering   Aggregate   Amount of
         to be              to be          Price      Offering Registration
       Registered       Registered(1)  Per Share(2)   Price(2)      Fee
----------------------------------------------------------------------------
Class A Common Stock,
  par value $1.00
  per share           1,000,000 Shares    $12.438   $12,438,000   $4,289
----------------------------------------------------------------------------

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A
     Common Stock as quoted on the Nasdaq National Market on October 27, 1995.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference into this Registration Statement:

          (1) The Annual Report of The Cherry Corporation (the "Company") on Form 10-K for the year ended February 28, 1995, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1995, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

          (3) The Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1995, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

          (4) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.


          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or
             --------  -------
subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Robert B. McDermott a director of the Company and of counsel at McDermott, Will & Emery, a law firm acting as counsel to the Registrant, owns 20,000 shares of Class A Common Stock and 21,000 shares of Class B Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law and the Amended and Restated By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

     The Company's Amended and Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining any improper personal benefit.

          The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 17th day of October, 1995.

                                   THE CHERRY CORPORATION


                                   By:\s\ Peter B. Cherry
                                      -------------------------------------
                                      Peter B. Cherry,
                                      President and Chief Executive Officer



                            POWER OF ATTORNEY

          We, the undersigned officers and directors of The Cherry
Corporation, hereby severally constitute Peter B. Cherry and Dan A. King, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration
Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable The Cherry Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of October, 1995.

       Signature                          Title
       ---------                          -----


      \s\Peter B. Cherry          Chairman of the Board, Chief Executive
-----------------------------     Officer, President and Director
        Peter B. Cherry


      \s\Walter L. Cherry         Director
-----------------------------
        Walter L. Cherry


      \s\Alfred S. Budnick        Vice President and Director
-----------------------------
        Alfred S. Budnick


      \s\Dan A. King              Vice President of Finance, Treasurer and
-----------------------------     Secretary
        Dan A. King               (Principal Financial Officer)


      \s\Kevin G. Powers          Corporate Controller and Assistant
-----------------------------     Secretary
        Kevin G. Powers           (Principal Accounting Officer)


      \s\Peter A. Guglielmi       Director
-----------------------------
        Peter A. Guglielmi


      \s\Thomas L. Martin, Jr.    Director
------------------------------
        Thomas L. Martin, Jr.


      \s\Robert B. McDermott      Director
----------------------------
        Robert B. McDermott


      \s\Charles W. Denny         Director
-----------------------------
        Charles W. Denny

                                EXHIBIT INDEX

Exhibit Number                    Description
--------------                    -----------

  4.1           The Cherry Corporation 1995 Stock Incentive Plan
                (incorporated herein by reference to Exhibit A to Registrant's Proxy Statement dated May 19, 1995).

  4.2 The Cherry Corporation 1995 Nonemployee Director Stock Option Plan (incorporated herein by reference to Exhibit B to Registrant's Proxy Statement dated May 19, 1995).

  4.3 Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3(a) to Registrant's Form 8-K dated July 6, 1994).

  4.4 Amended and Restated By-Laws of the Registrant as currently in effect (incorporated herein by reference to Exhibit 3(b) to Registrant's Form 8-K dated July 6, 1994.)

  5*            Opinion (including consent) of McDermott, Will & Emery.

 23.1*          Consent of Arthur Andersen LLP.

 23.2*          Consent of McDermott, Will & Emery (included in Exhibit 5).

  24*           Power of Attorney (included on signature page).


*Filed herewith.

                                        Exhibit 5

November 1, 1995
The Cherry Corporation
3600 Sunset Avenue
Waukegan, IL  60087

     RE:  1,000,000 Shares of Class A Common Stock
          ($1.00 par value) for the 1995 Stock
          Incentive Plan and the 1995 Nonemployee
          Director Stock Option Plan (the "Plans")
          -----------------------------------------

Gentlemen:

     We have acted as counsel for The Cherry Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), which may be purchased pursuant to the Plans.

     We have examined or considered:

     1. A copy of the Company's Amended and Restated Certification of Incorporation.

     2.   The By-Laws of the Company.

     3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

     4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

     5.   A copy of each of the Plans.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the states of Class A Common stock under the Plans have been duly taken, and the Class A Common Stock, upon acquisition pursuant to the terms of the Plans, will be duly authorized, legally and validly issued, fully paid and nonassessable.

We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                   Very truly yours,



                                   McDermott, Will & Emery
                                   -----------------------
                                   McDermott, Will & Emery

               Consent of Independent Public Accountants         Exhibit 23.1


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 12, 1995, included in The Cherry Corporation Form 10-K for the year ended February 28, 1995 and to all references to our Firm included in this Registration Statement.

                                             Arthur Andersen LLP
                                             -------------------
                                             Arthur Andersen LLP

Chicago, Illinois
November 1, 1995